UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             Trustmark Corporation
             (Exact name of registrant as specified in its charter)

      Mississippi                                                     64-0471500
(State or other jurisdiction of                                       (IRS EIN)
incorporation or organization)

248 E. Capitol Street, Jackson, Mississippi                             39201
(Address of principal executive offices)                              (Zip Code)

                Trustmark Corporation Deferred Compensation Plan
                            (full title of the plan)

                                 LOUIS E. GREER
                                   Controller
                            Trustmark National Bank
                             248 E. Capitol Street
                               Jackson, MS 39201
                       (601) 949-2310 Fax: (601) 949-6871
(Name, address including zip code and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Robert D. Drinkwater
Brunini, Grantham, Grower & Hewes, PLLC
Post Office Drawer 119
Jackson, MS  39205
(601) 948-3101    Fax:  (601) 960-6902

CALCULATION OF REGISTRATION FEE

                                     Proposed       Proposed
Title of                             maximum        maximum
securities          Amount           offering       aggregate         Amount of
to be               to be            price          offering          registra-
registered          registered       per share      price             tion fee
----------          ----------       ---------      ---------         ---------
Deferred
Compensation            (2)               (2)       $ 2,500,000 (2)   $ 625.00
Obligations (1)

     (1) The Deferred Compensation Obligations are unsecured obligations of Registrant to pay deferred compensation to participants in Registrant's Deferred Compensation Plan made available to certain of Registrant's highly compensated employees.

     (2) Solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, maximum aggregate offering price represents an estimate of the amount of compensation employees will elect to defer under the Plan over the next five years.


If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Documents containing the information specified in Form S-8, Item 1, shall be provided to persons eligible to participate in the Trustmark Corporation
Deferred Compensation Plan (the "Plan") as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.

The statement containing the information specified in Form S-8, Item 2, shall be provided to participants.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Commission are incorporated by reference in this Registration Statement:

(a) The Annual Report of Trustmark Corporation ("Trustmark") on Form 10-K for the fiscal year ended December 31, 2000.

(b) All other documents and reports filed with the Commission by Trustmark since December 31, 2000 or subsequently filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents and reports.

Item 4.  Description of Securities.

         The obligations being registered are the unfunded, nontransferrable obligations of Trustmark to pay to participants the amounts accumulated to their deferred compensation accounts in accordance with the Plan.

Item 5.  Interest of Named Experts and Counsel.

         No expert named in the Registration Statement as having prepared or certified any part thereof and no counsel for Registrant was employed on a contingent basis or has received or is to receive any direct or indirect substantial interest in Trustmark or any subsidiary thereof in connection with this offering.

Item 6.  Indemnification of Directors and Officers.

         Pursuant to Article VI, Section 2, of its bylaws, Trustmark may indemnify or reimburse the expenses of any person against all reasonable expenses incurred in connection with any litigation or proceeding in which such person may have been involved because he is or was a director (including honorary or advisory directors) officer or employee of the corporation or of any other firm, corporation or organization which he served in any such capacity at the request of the corporation. Provided, such person shall have no right to indemnification or reimbursement in relation to any matters in which he is finally adjudged to have been guilty of or liable for negligence or willful misconduct in the performance of his duties; and, provided further, that no person shall be so indemnified or reimbursed in relation to any administrative proceeding or action instituted by any appropriate bank regulatory agency which proceeding or action results in a final order assessing civil monetary penalties or requiring affirmative action by an individual or individuals in the form of payments to the corporation.

         In addition, the Mississippi Business Corporation Act provides for indemnification of directors and officers in certain events. Directors and officers are entitled to indemnification if they are wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person is a party because he was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. A corporation may indemnify an individual who is a party to a proceeding because he is or was a director or officer against a liability incurred in the proceeding if the person conducted himself in good faith and he reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and, in all other cases, that his conduct was not opposed to the best interests of the corporation, and, in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful or, he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the corporation's articles of incorporation. Unless ordered by a court, a corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct specified above, or, in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

         A corporation may, additionally, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by the director or officer who is a party to a proceeding under certain circumstances.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit No.     Description of Exhibit
         -----------     ----------------------
         4.              Trustmark Corporation Deferred Compensation Plan.

         5. Opinion of Brunini, Grantham, Grower & Hewes, PLLC as to the legality of the adoption of the Plan and the binding nature of Trustmark's obligations under the Plan.

         23.1            Consent of Arthur Andersen LLP

         23.2            Consent of Brunini, Grantham, Grower & Hewes, PLLC


Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person connected with the securities being registered) the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson and State of Mississippi on the 20th day of November, 2001



TRUSTMARK CORPORATION

/s/ Richard G. Hickson
-----------------------------
Richard G. Hickson
President and Chief Executive Officer
Date:  November 20, 2001

/s/ Gerard R. Host
-----------------------------
Gerard R. Host
Treasurer (Principal Financial Officer)
Date:  November 20, 2001

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ J. Kelly Allgood
-----------------------------
J. Kelly Allgood
Director
Date:  November 20, 2001


/s/ Reuben V. Anderson
-----------------------------
Reuben V. Anderson
Director
Date:  November 20, 2001


-----------------------------
Adolphus B. Baker
Director



-----------------------------
John L. Black, Jr.
Director



/s/ William C. Deviney, Jr.
-----------------------------
William C. Deviney, Jr.
Director
Date:  November 20, 2001


/s/ D.G. Fountain, Jr.
-----------------------------
D.G. Fountain, Jr.
Director
Date:  November 20, 2001


/s/ C. Gerald Garnett
-----------------------------
C. Gerald Garnett
Director
Date:  November 20, 2001


/s/ Richard G. Hickson
-----------------------------
Richard G. Hickson
President & Chief Executive Officer and Director
Date:  November 20, 2001


/s/ Matthew L. Holleman III
-----------------------------
Matthew L. Holleman III
Director
Date:  November 20, 2001


/s/ Gerard R. Host
-----------------------------
Gerard R. Host
Treasurer (Principal Financial Officer) and Director
Date:  November 20, 2001


/s/ T.H. Kendall III
-----------------------------
T.H. Kendall III
Chairman of the Board and Director
Date:  November 20, 2001


-----------------------------
Larry L. Lambiotte
Director



-----------------------------
Dr. Frances Lucas-Tauchar
Director



/s/ William Neville III
-----------------------------
William Neville III
Director
Date:  November 20, 2001


/s/ Richard H. Puckett
-----------------------------
Richard H. Puckett
Director
Date:  November 20, 2001


-----------------------------
William K. Ray
Director



-----------------------------
Charles W. Renfrow
Director



/s/ Carolyn C. Shanks
-----------------------------
Carolyn C. Shanks
Director
Date:  November 20, 2001


/s/ Harry M. Walker
-----------------------------
Harry M. Walker
Director
Date:  November 20, 2001


-----------------------------
LeRoy G. Walker, Jr.
Director



-----------------------------
Paul H. Watson, Jr.
Director



-----------------------------
Kenneth W. Williams
Director



-----------------------------
Allen Wood, Jr.
Director



-----------------------------
William G. Yates, Jr.
Director

EXHIBIT INDEX


Exhibit Number    Description
--------------    -----------

4                 Trustmark Corporation Deferred Compensation Plan
5                 Opinion of Brunini, Grantham, Grower & Hewes, PLLC
23.1              Consent of Arthur Andersen LLP
23.2              Consent of Brunini, Grantham, Grower & Hewes, PLLC

                                                                       Exhibit 4

                              Trustmark Corporation
                           Deferred Compensation Plan
                              Master Plan Document


                            Effective January 1, 2002

Trustmark Corporation
Deferred Compensation Plan
Master Plan Document
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                            Page
Purpose             ...........................................................1


ARTICLE 1           Definitions................................................1


ARTICLE 2           Selection, Enrollment, Eligibility.........................6

           2.1      Selection by Committee.....................................6
           2.2      Enrollment Requirements....................................7
           2.3      Eligibility; Commencement of Participation.................7
           2.4      Termination of Participation and/or Deferrals..............7

ARTICLE 3           Deferral Commitments/Stock Option Gain Amounts/Vesting/
                    Crediting/Taxes............................................7

           3.1      Minimum Deferrals..........................................7
           3.2      Maximum Deferrals..........................................8
           3.3      Election to Defer; Effect of Election Form.................8
           3.4      Withholding of Annual Deferral Amounts.....................9
           3.5      Annual Stock Option Gain Amount............................9
           3.6      Investment of Trust Assets.................................9
           3.7      Vesting....................................................9
           3.8      Crediting/Debiting of Account Balances.....................9
           3.9      FICA and Other Taxes......................................11

ARTICLE 4           Short-Term Payout; Unforeseeable Financial Emergencies;
                    Withdrawal Election.......................................11

           4.1      Short-Term Payout.........................................11
           4.2      Other Benefits Take Precedence Over Short-Term............12
           4.3      Withdrawal Payout/Suspensions for Unforeseeable
                    Financial Emergencies.....................................12
           4.4      Withdrawal Election.......................................12

ARTICLE 5           Retirement Benefit........................................13

           5.1      Retirement Benefit........................................13
           5.2      Payment of Retirement Benefit.............................13
           5.3      Death Prior to Completion of Retirement Benefit...........13

ARTICLE 6           Pre-Retirement Survivor Benefit...........................14

           6.1      Pre-Retirement Survivor Benefit...........................14
           6.2      Payment of Pre-Retirement Survivor Benefit................14

ARTICLE 7           Termination Benefit.......................................14

           7.1      Termination Benefit.......................................14
           7.2      Payment of Termination Benefit............................14
           7.3      Death Prior to Completion of Termination Benefit..........15

ARTICLE 8           Disability Waiver and Benefit.............................15

           8.1      Disability................................................15
           8.2      Continued Eligibility; Disability Benefit.................15
           8.3      Death Prior to Completion of Disability Benefit...........16

ARTICLE 9           Beneficiary Designation...................................16

           9.1      Beneficiary...............................................16
           9.2      Beneficiary Designation; Change...........................16
           9.3      Acknowledgement...........................................16
           9.4      No Beneficiary Designation................................17
           9.5      Doubt as to Beneficiary...................................17
           9.6      Discharge of Obligations..................................17

ARTICLE 10          Leave of Absence..........................................17

           10.1     Paid Leave of Absence.....................................17
           10.2     Unpaid Leave of Absence...................................17

ARTICLE 11          Termination, Amendment or Modification....................17

           11.1     Termination...............................................17
           11.2     Amendment.................................................18
           11.3     Plan Agreement............................................18
           11.4     Effect of Payment.........................................19

ARTICLE 12          Administration............................................19

           12.1     Committee Duties..........................................19
           12.2     Administration Upon Change In Control.....................19
           12.3     Agents....................................................19
           12.4     Binding Effect of Decisions...............................20
           12.5     Indemnity of Committee....................................20
           12.6     Employer Information......................................20

ARTICLE 13          Other Benefits and Agreements.............................20

           13.1     Coordination with Other Benefits..........................20

ARTICLE 14          Claims Procedures.........................................20

           14.1     Presentation of Claim.....................................20
           14.2     Notification of Decision..................................20
           14.3     Review of a Denied Claim..................................21
           14.4     Decision on Review........................................21
           14.5     Legal Action..............................................21

ARTICLE 15          Trust.....................................................22

           15.1     Establishment of the Trust................................22
           15.2     Interrelationship of the Plan and the Trust...............22
           15.3     Distributions From the Trust..............................22

ARTICLE 16          Miscellaneous.............................................22

           16.1     Status of Plan............................................22
           16.2     Unsecured General Creditor................................22
           16.3     Employer's Liability......................................22
           16.4     Nonassignability..........................................22
           16.5     Not a Contract of Employment..............................23
           16.6     Furnishing Information....................................23
           16.7     Terms.....................................................23
           16.8     Captions..................................................23
           16.9     Governing Law.............................................23
           16.10    Notice....................................................23
           16.11    Successors................................................24
           16.12    Spouse's Interest.........................................24
           16.13    Validity..................................................24
           16.14    Incompetent...............................................24
           16.15    Court Order...............................................24
           16.16    Distribution in the Event of Taxation.....................24
           16.17    Insurance.................................................25
           16.18    Legal Fees To Enforce Rights After Change in Control......25

APPENDIX A          Measurement Funds.........................................27

Trustmark Corporation
Deferred Compensation Plan
Master Plan Document
--------------------------------------------------------------------------------

                              TRUSTMARK CORPORATION
                           DEFERRED COMPENSATION PLAN
                            Effective January 1, 2002

                                     Purpose

         The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated Employees and Directors who contribute materially to the continued growth, development and future business success of Trustmark Corporation, a Mississippi corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

                                    ARTICLE 1
                                   Definitions

         For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 "Account Balance" shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of (i) the Deferral Account balance and (ii) the Stock Option Gain Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2 "Annual Bonus" shall mean any compensation, in addition to Base Annual Salary, relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, payable to a Participant as an Employee under any Employer's annual bonus and cash incentive plans, excluding stock options.

1.3 "Annual Deferral Amount" shall mean that portion of a Participant's Base Annual Salary, Annual Bonus and Directors Fees that a Participant defers in accordance with Article 3 for any one Plan Year. In the event of a Participant's Retirement, Short-Term Disability (if deferrals cease in accordance with Section 8.1), Long-Term Disability, death or a Termination of Employment prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.4 "Annual Installment Method" shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: the vested Account Balance of the
         Participant shall be calculated as of the close of business on or around the last business day of the year. The annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a ten (10) year Annual Installment Method, the first payment shall be 1/10 of the vested Account Balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the vested Account Balance, calculated as described in this definition. Each annual installment shall be paid no later than sixty
         (60) days after the last business day of the applicable year. Shares of Stock that shall be distributable from the Stock Option Gain Account shall be distributable in shares of actual Stock in the same manner previously described. However, the Committee may, in its sole discretion, (i) adjust the annual installments in order to distribute whole shares of actual Stock and/or (ii) accelerate the distribution of such actual shares of Stock by payment of a lump sum.

1.5 "Annual Stock Option Gain Amount" shall mean, with respect to a Participant for any one Plan Year, the portion of Qualifying Gains deferred with respect to an Eligible Stock Option exercise, in accordance with Section 3.5 of this Plan.

1.6      "Bank" shall mean Trustmark National Bank.

1.7 "Base Annual Salary" shall mean the annual cash compensation relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding Annual Bonuses, other bonuses, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, and other fees, and automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee's gross income). Base Annual Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant's gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.

1.8 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.9 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.10     "Board" shall mean the board of directors of the Company.

1.11 "Buyout" shall mean a transaction or series of related transactions by which the Company or Bank is sold, either through the sale of a Controlling Interest in the Company's or Bank's voting stock or through the sale of substantially all of the Company's or Bank's assets, to a party not having a Controlling Interest in the Company's or Bank's voting stock.

1.12 "Change in Control" shall mean the first to occur of any of a Buyout, Merger, Dissolution, or Substantial Change in Ownership.

1.13     "Claimant" shall have the meaning set forth in Section 14.1.

1.14 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.15     "Committee" shall mean the committee described in Article 12.

1.16 "Company" shall mean Trustmark Corporation, a Mississippi corporation, and any successor to all or substantially all of the Company's assets or business.

1.17     "Controlling  Interest"  shall  mean  ownership,   either  directly  or
         indirectly, of more than twenty percent (20%) of the entity's voting stock.

1.18 "Deduction Limitation" shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are "subject to the Deduction Limitation" under this Plan. If an Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.8 below, even if such amount is being paid out in installments. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change in Control. Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

1.19 "Deferral Account" shall mean (i) the sum of all of a Participant's Annual Deferral Amounts, plus (ii) amounts credited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant's Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.20 "Director" shall mean any member of the board of directors of any Employer.

1.21 "Directors Fees" shall mean the annual fees paid by any Employer, including retainer fees and meetings fees, as compensation for serving on the board of directors.

1.22     "Disability Benefit" shall mean the benefit set forth in Article 8.

1.23 "Dissolution" shall mean the dissolution or liquidation of the Company or Bank.

1.24 "Election Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.25 "Eligible Stock Option" shall mean one or more non-qualified stock option(s) selected by the Committee in its sole discretion and exercisable under a plan or arrangement of any Employer permitting a Participant under this Plan to defer gain with respect to such option.

1.26     "Employee" shall mean a person who is an employee of any Employer.

1.27 "Employer(s)" shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

1.28 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.29 "Long-Term Disability" shall mean a period of disability during which a Participant qualifies for permanent disability benefits under the Participant's Employer's long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for permanent disability benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee. If the Participant's Employer does not sponsor such a plan, or discontinues to sponsor such a plan, Long-Term Disability shall be determined by the Committee in its sole discretion.

1.30 "Merger" shall mean a transaction or a series of transactions wherein the Company or Bank is combined with another business entity, and after which the persons or entities who had owned, either directly or indirectly, a Controlling Interest in the Company's or Bank's voting stock own less than a Controlling Interest in the voting stock of the combined entity.

1.31 "Participant" shall mean any Employee or Director (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan,
         (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.32 "Plan" shall mean the Company's Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

1.33 "Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant and the Participant's Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

1.34 "Plan Year" shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.35     "Pre-Retirement  Survivor  Benefit" shall mean the benefit set forth in
         Article 6.

1.36 "Qualifying Gain" shall mean the incremental value inuring to a Participant upon the exercise of an Eligible Stock Option, using a Stock-for-Stock payment method, during any Plan Year. Such incremental value shall be deliverable to the Participant in the form of additional shares of Stock and shall be computed as follows: (i) the total fair market value of the shares of Stock held/acquired as a result of the exercise of an Eligible Stock Option using a Stock-for-Stock payment method, minus (ii) the total exercise price. For example, assume a Participant elects to exercise an Eligible Stock Option to purchase 1,000 shares of Stock at an exercise price of $20 per share (i.e., a total exercise price of $20,000), when the Stock has a current fair market value of $25 per share (i.e., a total current fair market value of $25,000) and elects to defer one hundred (100) percent of the Qualifying Gain (i.e., $5,000). Using the Stock-for-Stock payment method, the Participant would deliver 800 shares of Stock (worth $20,000 at exercise) to exercise the Eligible Stock Option and would receive, in return, 800 shares of Stock (worth $20,000 at exercise) plus a Qualifying Gain, in the form of an unfunded and unsecured promise by the Company for 200 additional shares of Stock in the future (worth $5,000 at exercise). The number of additional shares of Stock deliverable to the Participant in the future as a result of the Qualifying Gain shall be fixed and determined as of the date of the exercise of the Eligible Stock Option using the closing price of the Stock as of the end of the business day closest to the date of such exercise.

1.37 "Retirement", "Retire(s)" or "Retired" shall mean, with respect to an Employee, severance from employment from all Employers for any reason other than a leave of absence, death or Long-Term Disability on or after the earlier of the attainment of (a) age sixty-five (65) or (b) age fifty (50) with five (5) Years of Service; and shall mean with respect to a Director who is not an Employee, severance of his or her directorships with all Employers on or after the attainment of age sixty-five (65).

1.38     "Retirement Benefit" shall mean the benefit set forth in Article 5.

1.39 "Short-Term Disability" shall mean a period of disability during which a Participant qualifies for short-term disability benefits under the Participant's Employer's short-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for short-term disability benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee. If the Participant's Employer does not sponsor such a plan, or discontinues to sponsor such a plan, Short-Term Disability shall be determined by the Committee in its sole discretion.

1.40     "Short-Term Payout" shall mean the payout set forth in Section 4.1.

1.41 "Stock" shall mean Trustmark Corporation common stock, no par value, or any other equity securities of the Company designated by the Committee.

1.42 "Stock Option Gain Account" shall mean the aggregate value, measured on any give date, of (i) the number of shares of Stock deferred by a Participant as a result of all Annual Stock Option Gain Amounts, less
         (ii) the number of such shares of Stock previously distributed to the Participant or his Beneficiary pursuant to this Plan. This portion of the Participant's Account Balance shall only be distributable in actual shares of Stock.

1.43 "Substantial Change in Ownership" shall mean a transaction or series of transactions in which a Controlling Interest in the Company or Bank is acquired by or for a person or business entity, either of which did not own, either directly or indirectly, a Controlling Interest in the Company or Bank. The above shall not apply to stock purchased by any tax-qualified employee stock ownership plan or such type of benefit plan sponsored by the Company or any of its subsidiaries.

1.44     "Termination Benefit" shall mean the benefit set forth in Article 7.

1.45 "Termination of Employment" shall mean the severing of employment with all Employers, or service as a Director of all Employers, voluntarily or involuntarily, for any reason other than Retirement, Long-Term Disability, death or an authorized leave of absence. If a Participant is both an Employee and a Director, a Termination of Employment shall occur only upon the termination of the last position held; provided, however, that such a Participant may elect, at least three years before Termination of Employment and in accordance with the policies and procedures established by the Committee, to be treated for purposes of this Plan as having experienced a Termination of Employment at the time he or she ceases employment with an Employer as an Employee.

1.46 "Trust" shall mean one or more trusts established pursuant to that certain Master Trust Agreement, dated as of January 1, 2002 between the Company and the trustee named therein, as amended from time to time.

1.47     "Unforeseeable   Financial   Emergency"  shall  mean  an  unanticipated
         emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

1.48 "Years of Service" shall mean the total number of full years in which a Participant has been employed by one or more Employers. For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Employee's date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date. The Committee shall make a determination as to whether any partial year of employment shall be counted as a Year of Service.


                                    ARTICLE 2
                       Selection, Enrollment, Eligibility

2.1 Selection by Committee. Participation in the Plan shall be limited to a select group of management and highly compensated Employees and Directors of the Employers, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, Employees and Directors to participate in the Plan.

2.2 Enrollment Requirements. As a condition to participation, each selected Employee or Director shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, all within thirty (30) days after he or she is selected to participate in the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3 Eligibility; Commencement of Participation. Provided an Employee or Director selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, that Employee or Director shall commence participation in the Plan on the first day of the month following the month in which the Employee or Director completes all enrollment requirements. If an Employee or a Director fails to meet all such requirements within the period required, in accordance with Section 2.2, that Employee or Director shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.

2.4 Termination of Participation and/or Deferrals. If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant's membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant's then vested Account Balance as a Termination Benefit and terminate the Participant's participation in the Plan.


                                    ARTICLE 3
     Deferral Commitments/Stock Option Gain Amounts/Vesting/Crediting/Taxes

3.1     Minimum Deferrals.

     (a) Base Annual Salary, Annual Bonus and Director's Fees. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, a combined minimum of $2,500 of Base Annual Salary, Annual Bonus and/or Directors Fees. If an election is made for less than stated minimum amounts, or if no election is made, the amount deferred shall be zero.

     (b) Annual Stock Option Gain Amount. For each Eligible Stock Option, a Participant may elect to defer, as his or her Annual Stock Option Gain Amount, the following minimum percentage of Qualifying Gain with respect to exercise of the Eligible Stock Option:

                  Deferral                       Minimum Percentage
              ---------------                    ------------------
              Qualifying Gain                            0%

           If no election is made, the amount deferred shall be zero.

     (c) Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the minimum Annual Deferral Amount shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

3.2      Maximum Deferrals.

     (a) Base Annual Salary, Annual Bonus and Directors Fees. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Annual Salary, Annual Bonus and/or Directors Fees up to the following maximum percentages for each deferral elected:

                   Deferral                      Maximum Amount
              ------------------                 --------------
              Base Annual Salary                       90%
              Annual Bonus                             100%
              Directors Fees                           100%

     (b) Annual Stock Option Gain Amount. For each Eligible Stock Option, a Participant may elect to defer, as his or her Annual Stock Option Gain Amount, Qualifying Gain up to the following maximum percentage with respect to exercise of the Eligible Stock Option:

                  Deferral                       Maximum Percentage
              ---------------                    ------------------
              Qualifying Gain                           100%

          Annual Stock Option Gain Amounts may also be limited by other terms or conditions set forth in the stock option plan or agreement under which such options are granted.

     (c) Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the maximum Annual Deferral Amount with respect to Base Annual Salary, Annual
          Bonus and Directors Fees shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance.

3.3      Election to Defer; Effect of Election Form.

     (a) First Plan Year. In connection with a Participant's commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee. Each Participant electing to participate in the Plan on January 1, 2002 must complete, sign and deliver to the Committee no later than December 14, 2001, the documents set forth in Section 2.2 and such other documents as the Committee deems necessary or desirable.

     (b) Subsequent Plan Years. For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made, a new Election Form. If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.

     (c) Stock Option Deferral. For an election to defer gain upon an Eligible Stock Option exercise to be valid: (i) a separate Election Form must be completed and signed by the Participant with respect to the Eligible Stock Option; (ii) the Election Form must be timely delivered to the Committee and accepted by the Committee at least six (6) months prior to the date the Participant elects to exercise the Eligible Stock Option; (iii) the Eligible Stock Option must be exercised using an actual Stock-for-Stock payment method; and (iv) the Stock actually or constructively delivered by the Participant to exercise the Eligible Stock Option must have been owned by the Participant during the entire six (6) month period prior to its delivery.

3.4 Withholding of Annual Deferral Amounts. For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Annual Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Annual Salary. The Annual Bonus and/or Directors Fees portion of the Annual Deferral Amount shall be withheld at the time the Annual Bonus or Directors Fees are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.

3.5 Annual Stock Option Gain Amount. Subject to any terms and conditions imposed by the Committee, Participants may elect to defer, under the Plan, all or some portion of Qualifying Gains attributable to an Eligible Stock Option exercise, which amount shall be for that Participant the Annual Stock Option Gain Amount for that Plan Year. The portion of any Qualifying Gains shall be reflected on the books of the Company as an unfunded, unsecured promise to deliver to the Participant a specific number of actual shares of Stock in the future. Such shares of Stock would otherwise have been delivered to the Participant, pursuant to the Eligible Stock Option exercise, but for the Participant's election to defer.

3.6 Investment of Trust Assets. The Trustee of the Trust shall be authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement, including the disposition of stock and reinvestment of the proceeds in one or more investment vehicles designated by the Committee.

3.7 Vesting. A Participant shall at all times be 100% vested in his or her Deferral Account and Stock Option Gain Account.

3.8 Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant's Account Balance in accordance with the following rules:

     (a) Election of Measurement Funds. Subject to Section 3.8(d) below, a Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.8(c) below) to be used to determine the amounts to be credited or debited to his or her Account Balance. Subject to Section 3.8(d) below, the Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence.

     (b) Proportionate Allocation. In making any election described in Section 3.8(a) above, the Participant shall specify on the Election Form, in increments of one percent (1%), the percentage of his or her Account Balance, excluding the portion of the Account Balance attributable to the Stock Option Gain Account, to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance). As described in
          Section 3.8(d) below, a Participant's Stock Option Gain Account shall be deemed at all times to be invested in the Trustmark Corporation Stock Unit Fund.

     (c) Measurement Funds. Subject to Section 3.8(d) below, the Participant may elect one or more of the measurement funds listed at Appendix A (the "Measurement Funds"), based on certain mutual funds, for the purpose of crediting or debiting additional amounts to his or her Account Balance. As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund. Each such action will take effect as of the first day of the calendar quarter that follows by thirty (30) days the day on which the Committee gives Participants advance written notice of such change.

     (d) Trustmark Corporation Stock Unit Fund. A Participant's Stock Option Gain Account will be automatically allocated to the Trustmark Corporation Stock Unit Fund as the Measurement Fund. Participants may not select any other Measurement Fund to be used to determine the amounts to be credited or debited to their Stock Option Gain Account. Furthermore, no other portion of the Participant's Account Balance can be either initially allocated or re-allocated to the Trustmark Corporation Stock Unit Fund.

     (e) Crediting or Debiting Method. The performance of each elected Measurement Fund (either positive or negative) will be determined by the Committee, in its reasonable discretion, based on the performance of the Measurement Funds themselves. A Participant's Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, such performance being determined by the Committee in its sole discretion.

     (f) No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant's election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

3.9      FICA and Other Taxes.

     (a) Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant's Employer(s) shall withhold from that portion of the Participant's Base Annual Salary, and Annual Bonus that is not being deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.9.

     (b)  Annual  Stock  Option  Gain  Amounts.  For each  Plan Year in which an
          Annual Stock Option Gain Amount is being first withheld from a Participant, the Participant's Employer(s) shall withhold from that portion of the Participant's Base Annual Salary, Annual Bonus and Qualifying Gains that are not being deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes on such Annual Stock Option Gain Amount. If necessary, the Committee may reduce the Annual Stock Option Gain Amount in order to comply with this Section 3.9.

     (c) Distributions. The Participant's Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.


                                    ARTICLE 4
             Short-Term Payout; Unforeseeable Financial Emergencies;
                               Withdrawal Election

4.1 Short-Term Payout. In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a future "Short-Term Payout" from the Plan with respect to all or a portion of such Annual Deferral Amount. Subject to the Deduction Limitation, the Short-Term Payout shall be a lump sum payment in an amount that is equal to the portion of the Annual Deferral Amount the Participant elected to have distributed as a Short-Term Payout plus amounts credited or debited in the manner provided in Section 3.8 above on that amount, determined at the time that the Short-Term Payout becomes payable. Subject to the Deduction Limitation and the other terms and conditions of this Plan, each Short-Term Payout elected shall be paid out during a sixty (60) day period commencing immediately after the first day of any Plan Year designated by the Participant. The Plan Year designated by the Participant must be at least two Plan Years after the Plan Year in which the Annual Deferral Amount is actually deferred. By way of example, if a two year Short-Term Payout is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing January 1, 2002, the two year Short-Term Payout would become payable during a sixty (60) day period commencing January 1, 2005. With respect to each Short-Term Payout, the Participant may change his or her election one time only to an allowable alternative payout date by submitting a new Election Form to the Committee, provided that (i) any such Election Form is submitted at least thirteen (13) months prior to the Participant's original distribution date, (ii) the new distribution date being selected is later than the original distribution date, and
         (iii) the Election Form is accepted by the Committee in its sole discretion.

4.2 Other Benefits Take Precedence Over Short-Term. Should an event occur that triggers a benefit under Article 5, 6, 7 or 8, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to a Short-Term Payout election under Section 4.1 shall not be paid in accordance with Section 4.1 but shall be paid in accordance with the other applicable Article.

4.3 Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's vested Account Balance, excluding the portion of the Account Balance attributable to the Stock Option Gain Account, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within sixty (60) days of the date of approval. The payment of any amount under this Section 4.3 shall not be subject to the Deduction Limitation.

4.4 Withdrawal Election. A Participant (or, after a Participant's death, his or her Beneficiary) may elect, at any time, to withdraw all of his or her vested Account Balance, excluding the portion of the Account Balance attributable to the Stock Option Gain Account, calculated as if there had occurred a Termination of Employment as of the day of the election, less a withdrawal penalty equal to 10% of such amount (the net amount shall be referred to as the "Withdrawal Amount"). This election can be made at any time, before or after Retirement, Long-Term Disability, Short-Term Disability, death or Termination of Employment, and whether or not the Participant (or Beneficiary) is in the process of being paid pursuant to an installment payment schedule. No partial withdrawals of the Account Balance shall be allowed. The Participant (or his or her Beneficiary) shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The Participant (or his or her Beneficiary) shall be paid the Withdrawal Amount within sixty (60) days of his or her election. Once the Withdrawal Amount is paid, the Participant's participation in the Plan shall be suspended for the remainder of the Plan Year in which the election is made and for the subsequent Plan Year. The payment of this Withdrawal Amount shall not be subject to the Deduction Limitation.


                                    ARTICLE 5
                               Retirement Benefit

5.1 Retirement Benefit. Subject to the Deduction Limitation, a Participant who Retires shall receive, as a Retirement Benefit, his or her vested Account Balance.

5.2 Payment of Retirement Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method for between 2 and 20 years. At any time, either before a Participant has begun receiving Retirement Benefit payments or during the annual installment payment period, a Participant may elect to shorten or lengthen the Retirement Benefit payment period to any allowable alternative payout period by submitting a new Election Form to the Committee. The Election Form must be accepted by the Committee in its sole discretion and shall be effective solely with respect to those payments that are due and payable at least thirteen (13) months from the date the Election Form is tendered to the Committee. An allowable alternative payout period shall include a lump sum payment or annual installment payments; provided, however, in no event shall a Participant be allowed to select an annual installment payment period that exceeds twenty (20) years, reduced by the number of annual installment payments already received by the Participant. Upon the Committee's acceptance of the new Election Form, the Participant's remaining unpaid vested Account Balance shall be annuitized over the newly selected payout period. The Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the last day of the Plan Year in which the Participant Retires. Any payment made shall be subject to the Deduction Limitation.

5.3 Death Prior to Completion of Retirement Benefit. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant's unpaid Retirement Benefit payments shall continue and shall be paid to the Participant's Beneficiary (a) over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant's unpaid remaining vested Account Balance. The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the last day of the Plan Year in which the Committee is provided with proof that is satisfactory to the Committee of the Participant's death. Any payment made shall be subject to the Deduction Limitation.


                                    ARTICLE 6
                         Pre-Retirement Survivor Benefit

6.1 Pre-Retirement Survivor Benefit. Subject to the Deduction Limitation, the Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant's vested Account Balance if the Participant dies before he or she Retires, experiences a Termination of Employment or suffers a Long-Term Disability.

6.2 Payment of Pre-Retirement Survivor Benefit. If the Participant was eligible for Retirement at the time of his or her death, the Pre-Retirement Survivor Benefit shall be paid to the Participant's Beneficiary (a) over the number of years and in the same amounts as the Retirement Benefit would have been paid to the Participant had the Participant survived and Retired, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee. If the Participant was not eligible for Retirement at the time of his or her death and the Participant's vested Account Balance at the time of his or her death is $100,000 or less, the Pre-Retirement Survivor Benefit shall be paid in a lump sum. If the Participant was not eligible for Retirement at the time of his or her death and the Participant's vested Account Balance at such time is greater than $100,000, the Pre-Retirement Survivor Benefit shall be paid to the Participant's Beneficiary in the form selected by the Committee, in its sole discretion, which may be either (a) a lump sum or (b) an Annual Installment Method of three (3) years. The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the last day of the Plan Year in which the Committee is provided with proof that is satisfactory to the Committee of the Participant's death. Any payment made shall be subject to the Deduction Limitation.

                                    ARTICLE 7
                               Termination Benefit

7.1 Termination Benefit. Subject to the Deduction Limitation, the Participant shall receive a Termination Benefit, which shall be equal to the Participant's vested Account Balance if a Participant experiences a Termination of Employment prior to his or her Retirement, death or Long-Term Disability.

7.2 Payment of Termination Benefit. If the Participant's vested Account Balance at the time of his or her Termination of Employment is $100,000 or less, payment of his or her Termination Benefit shall be paid in a lump sum. If his or her vested Account Balance at such time is greater than $100,000, the Committee, in its sole discretion, may cause the Termination Benefit to be paid (a) in a lump sum, or (b) pursuant to an Annual Installment Method of three (3) years. The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the last day of the Plan Year in which the Participant experiences the Termination of Employment. Any payment made shall be subject to the Deduction Limitation.

7.3 Death Prior to Completion of Termination Benefit. If a Participant dies after Termination of Employment but before the Termination Benefit is paid in full, the Participant's unpaid Termination Benefit payments shall continue and shall be paid to the Participant's Beneficiary (a) over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant's unpaid remaining vested Account Balance. The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the last day of the Plan Year in which the Committee is provided with proof that is satisfactory to the Committee of the Participant's death. Any payment made shall be subject to the Deduction Limitation.

                                    ARTICLE 8
                          Disability Waiver and Benefit

8.1      Disability.

     (a) Continued Deferral. If a Participant is determined by the Committee to be both (i) suffering from a Short-Term Disability and (ii) receiving 100 percent of his or her Base Annual Salary during the period of such Short-Term Disability, then the Participant's Annual Deferral Amount shall continue to be withheld during such period of Short-Term Disability in accordance with Section 3.3.

     (b) Waiver of Deferral. If a Participant is determined by the Committee to be both (i) suffering from a Short-Term Disability and, (ii) receiving less than 100 percent of his or her Base Annual Salary during the period of such Short-Term Disability, then such Participant shall be excused from (a) fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant's Base Annual Salary, Annual Bonus and Directors Fees for the Plan Year during which the Participant first suffers a Short-Term Disability and (b) fulfilling any existing unexercised Eligible Stock Option commitments. During the period of Short-Term Disability, the Participant shall not be allowed to make any additional deferral elections, but will continue to be considered a Participant for all other purposes of this Plan.

     (c) Deferral Following Disability. If a Participant (i) returns to employment with an Employer after a Short-Term Disability ceases, and
          (ii) payment of 100 percent of his or her Base Annual Salary recommences, the Participant may elect to defer an Annual Deferral Amount for the Plan Year in which both (i) and (ii) occur and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.

8.2 Disability Benefit. A Participant suffering a Long-Term Disability shall be deemed to have experienced a Termination of Employment, or in the case of a Participant who is eligible to Retire, to have Retired, on the date on which such Participant is determined by the Committee to be suffering a Long-Term Disability. The Participant shall receive a Disability Benefit equal to his or her vested Account Balance at the time of the Committee's determination; provided, however, that should the Participant otherwise have been eligible to Retire, he or she shall be paid in accordance with Article 5. If the Participant's vested Account Balance at the time of the Committee's determination is $100,000 or less, payment of the Disability Benefit will be made in a lump sum. If the Participant's vested Account Balance at the time of the Committee's determination is greater than $100,000, the Committee, in its sole discretion, may cause the Disability Benefit to be paid in a lump sum or pursuant to an Annual Installment Method of three (3) years. The lump sum payment shall be made, or installment payments shall commence, within sixty (60) days after the last day of the Plan Year in which the Committee determines that the Participant has suffered a Long-Term Disability. Any payment made shall be subject to the Deduction Limitation.

8.3 Death Prior to Completion of Disability Benefit. If a Participant dies after his or her Long-Term Disability but before the Disability Benefit is paid in full, the Participant's unpaid Disability Benefit payments shall continue and shall be paid to the Participant's Beneficiary (a) over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant's unpaid remaining vested Account Balance. The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the last day of the Plan Year in which the Committee is provided with proof that is satisfactory to the Committee of the Participant's death. Any payment made shall be subject to the Deduction Limitation.

                                    ARTICLE 9
                             Beneficiary Designation

9.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

9.2 Beneficiary Designation; Change. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

9.3      Acknowledgment.   No   designation   or change  in   designation  of  a
         Beneficiary  shall  be   effective  until  received and acknowledged in
         writing by the Committee or its designated agent.

9.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

9.5 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

9.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.

                                   ARTICLE 10
                                Leave of Absence

10.1 Paid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount and Annual Stock Option Gain Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

10.2 Unpaid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.


                                   ARTICLE 11
                     Termination, Amendment or Modification

11.1 Termination. Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees and Directors, by action of its board of directors. Upon the termination of the Plan with respect to any Employer, the Plan Agreements of the affected Participants who are employed by that Employer, or in the service of that Employer as Directors, shall terminate and their vested Account Balances, determined (i) as if they had experienced a Termination of Employment on the date of Plan termination; or (ii) if Plan termination occurs after the date upon which a Participant was eligible to Retire, then with respect to that Participant as if he or she had Retired on the date of Plan termination. Such benefits shall be paid to the Participants as follows: (i) prior to a Change in Control, if the Plan is terminated with respect to all of its Participants, an Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or pursuant to an Annual Installment Method of up to 5 years, with amounts credited and debited during the installment period as provided herein; or (ii) prior to a Change in Control, if the Plan is terminated with respect to less than all of its Participants, an Employer shall be required to pay such benefits in a lump sum; or (iii) after a Change in Control, if the Plan is terminated with respect to some or all of its Participants, the Employer shall be required to pay such benefits in a lump sum within 60 days of termination of the Plan. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided however, that the Employer shall have the right to accelerate installment payments without a premium or prepayment penalty by paying the vested Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

11.2 Amendment. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer by the action of its board of directors; provided, however, that: (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant's vested Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification, and (ii) no amendment or modification of this Section
         11.2 or Section 12.2 of the Plan shall be effective. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying the vested Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

11.3 Plan Agreement. Despite the provisions of Sections 11.1 and 11.2 above, if a Participant's Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the consent of the Participant.

11.4 Effect of Payment. The full payment of the applicable benefit under Articles 4, 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's Plan Agreement shall terminate.


                                   ARTICLE 12
                                 Administration

12.1 Committee Duties. Except as otherwise provided in this Article 12, this Plan shall be administered by a Committee which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

12.2 Administration Upon Change In Control. For purposes of this Plan, the Company shall be the "Administrator" at all times prior to the occurrence of a Change in Control. Upon and after the occurrence of a Change in Control, the "Administrator" shall be an independent third party selected by the Trustee and approved by the individual who, immediately prior to such event, was the Company's Chief Executive Officer or, if not so identified, the Company's highest ranking officer (the "Ex-CEO"). The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust. Upon and after the occurrence of a Change in Control, the Company must:
         (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney's fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date and circumstances of the Retirement, Long-Term Disability, death or Termination of Employment of the Participants, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) by the Trustee only with the approval of the Ex-CEO. Upon and after a Change in Control, the Administrator may not be terminated by the Company.

12.3 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

12.4 Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.5 Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.

12.6 Employer Information. To enable the Committee and/or Administrator to perform its functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Long-Term Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.


                                   ARTICLE 13
                          Other Benefits and Agreements

13.1 Coordination with Other Benefits. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.


                                   ARTICLE 14
                                Claims Procedures

14.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty
         (60) days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

14.2 Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

     (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

     (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

          (i) the specific reason(s) for the denial of the claim, or any part of it;

          (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

          (iii)a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

          (iv) an  explanation  of  the  claim  review  procedure  set  forth in
               Section 14.3 below.

14.3 Review of a Denied Claim. Within sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than thirty (30) days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

     (a) may review pertinent documents;

     (b) may submit written comments or other documents; and/or

     (c) may request a hearing, which the Committee, in its sole discretion, may grant.

14.4 Decision on Review. The Committee shall render its decision on review promptly, and not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

     (a) specific reasons for the decision;

     (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

     (c) such other matters as the Committee deems relevant.

14.5 Legal Action. A Claimant's compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

                                   ARTICLE 15
                                      Trust

15.1 Establishment of the Trust. The Company shall establish the Trust, and each Employer shall at least annually transfer over to the Trust such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Annual Deferral Amounts and Annual Stock Option Gain Amounts for such Employer's Participants for all periods prior to the transfer, as well as any debits and credits to the Participants' Account Balances for all periods prior to the transfer, taking into consideration the value of the assets in the trust at the time of the transfer.

15.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

15.3 Distributions From the Trust. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Plan.

                                   ARTICLE 16
                                  Miscellaneous

16.1 Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

16.2 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

16.3 Employer's Liability. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

16.4 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

16.5 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an Employee or a Director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

16.6 Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

16.7 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

16.8 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

16.9 Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Mississippi without regard to its conflicts of laws principles.

16.10 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                                   Trustmark Corporation
                                   Attn:  Controller's Department
                                   P. O. Box 291
                                   Jackson, MS  39205

         Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

         Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

16.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

16.12 Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

16.13 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

16.14 Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

16.15 Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.

16.16    Distribution in the Event of Taxation.

     (a) In General. If, for any reason, all or any portion of a Participant's benefits under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee before a Change in Control, or the trustee of the Trust after a Change in Control, for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change in Control, shall be granted), a Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's unpaid vested Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

     (b) Trust. If the Trust terminates in accordance with its terms and benefits are distributed from the Trust to a Participant in accordance therewith, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.

16.17 Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the trustee of the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

16.18 Legal Fees To Enforce Rights After Change in Control. The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant's Employer (which might then be composed of new members) or a shareholder of the Company or the Participant's Employer, or of any successor corporation might then cause or attempt to cause the Company, the Participant's Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant's Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant's Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant's Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant's Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant's Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant's Employer or any successor thereto in any jurisdiction.

IN WITNESS WHEREOF, the Company has signed this Plan document on November 20, 2001 to be effective as of January 1, 2002.


                               "Company"
                               Trustmark Corporation, a Mississippi corporation



                               By: /s/Richard G. Hickson
                                   ---------------------
                               Title: President and Chief Executive Officer

                                                                       Exhibit 5

BRUNINI, GRANTHAM, GROWER & HEWES, PLLC                        EDMUND L. BRUNINI
ATTORNEYS AT LAW                                                  (1911-1992)
POST OFFICE DRAWER 119
JACKSON, MISSISSIPPI 39205                                   R. GORDON GRANTHAM
TELEPHONE: 601-948-3101                                           (1912-1986)
FACSIMILE: 601-960-6902

ROBERT D. DRINKWATER                                              JOHN M. GROWER
1400 TRUSTMARK BUILDING / 248 EAST CAPITOL STREET                   OF COUNSEL
JACKSON, MISSISSIPPI 39201

DIRECT: 601-960-6852
E-MAIL: bdrinkwa@brunini.com

                                               November 20, 2001



Trustmark Corporation
248 East Capitol Street
Jackson, MS 39201


Gentlemen:

         We have acted as counsel to Trustmark Corporation, a Mississippi corporation ("Trustmark") in connection with the registration on Form S-8 under the Securities Act of 1933 of $ 2,500,000 in deferred compensation obligations to be undertaken pursuant to Trustmark's Deferred Compensation Plan (the "Plan").

         The Plan is not a qualified plan under ERISA and is generally not subject to ERISA except for a one-time filing obligation and ERISA's enforcement provisions.

         We are of the opinion that the Plan has been duly and legally adopted by Trustmark and that the deferred compensation obligations undertaken by Trustmark pursuant to the Plan will be the valid and binding obligations of Trustmark, enforceable against Trustmark in accordance with and subject to the terms of the Plan.

         Our opinion is limited to the laws of the State of Mississippi and the federal laws of the United States of America.

                                                 Very truly yours,

                                                 /s/ Robert D. Drinkwater
                                                 ------------------------
                                                 Robert D. Drinkwater

                                                                    Exhibit 23.1
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 8, 2001, incorporated by reference in Trustmark Corporation's Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this Registration Statement Form S-8.

/s/ Andersen LLP
----------------
Andersen LLP

Jackson, Mississippi
November 20, 2001

                                                                    Exhibit 23.2

               CONSENT OF BRUNINI, GRANTHAM, GROWER & HEWES, PLLC

     We hereby consent to the inclusion of our opinion relating to the legality and binding effect of the Trustmark Corporation Deferred Compensation Plan (the "Plan") as an exhibit to the Registration Statement on Form S-8 of Trustmark Corporation filed in connection with the Plan.

BRUNINI, GRANTHAM, GROWER & HEWES, PLLC

/s/ Robert D. Drinkwater
------------------------
Robert D. Drinkwater

Jackson, Mississippi

November 20, 2001

                                   APPENDIX A
                                Measurement Funds


Money Market                                 Nationwide NSAT Money Market Fund

Intermediate Government Bonds                Nationwide NSAT Government Bond

Intermediate Government/Corporate Bonds      Federated Quality Bond II

Large Cap Value Stocks                       Neuberger Berman Guardian

Large Cap Blend Stocks                       Dreyfus Appreciation

Large Cap Growth Stocks                      Oppenheimer Capital Appreciation

Mid Cap Value Stocks                         Strong Opportunity Fund II

Mid Cap Blend                                Dreyfus NSAT Mid Cap

Small Growth                                 Nationwide Small Company

Small Value                                  Nationwide Small Cap Value

Foreign Aggressive Growth Stocks             Janus International Growth